Exhibit 99.1

FOR RELEASE:  October 23, 2015

HKN, Inc. to Cease Reporting under Securities Exchange Act of 1934

Southlake, Texas — October 23, 2015 — HKN, Inc. (OTCQB: HKNI) (“HKN” or “the Company”) announced that the Company intends to cease filing reports with the Securities and Exchange Commission (SEC) prior to November 14, 2015. The Company is eligible under SEC rules and regulations to cease reporting under Section 13(a) and Section 15(d) of the Exchange Act and intends to file a Form 15 with the SEC. Upon filing the Form 15, the Company will immediately cease filing periodic reports with the SEC. The Company is taking this action primarily in order to achieve the cost savings and reduced regulatory burden associated with ceasing to be a publicly reporting company. As a result of this action, the Company’s common stock is expected to cease trading on the OTCQB but to continue to be quoted in the OTC Pink Marketplace.

HKN, Inc. is an independent energy company engaged in the development of a well-balanced portfolio of assets in the energy industry. Additional information may be found at the HKN Web site, www.hkninc.com.

Certain statements in this announcement and inferences derived therefrom may be regarded as “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made.   Management’s current view and plans, however, are subject to numerous known and unknown risks, uncertainties and other factors that may cause the actual results, performance, timing or achievements of HKN to be materially different from any results, performance, timing or achievements expressed or implied by such forward-looking statements.  The various uncertainties, variables, and other risks include those discussed in detail in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. HKN undertakes no duty to update or revise any forward-looking statements.  Actual results may vary materially.